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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


The Board of Directors
Morrison Knudsen Corporation


We consent to incorporation by reference in Morrison Knudsen Corporation's registration statement (No. 033-81038) on Form S-8 and Amendment No. 1 thereto relating to the Company Amended and Restated Stock Option Plan, registration statement (No. 333-32511) on Form S-8 relating to the registrant's 1997 Stock Option and Incentive Plan for Non-Employee Directors, and registration statement (No. 333-39351) relating to the registrant's Deferred Compensation Plan, of our report dated January 12, 1996, relating to the consolidated statements of operations, stockholders' equity and cash flows of Kasler Holding Company and subsidiaries for the year ended November 30, 1995, which report appears in the Morrison Knudsen Corporation's November 30, 1997 annual report on Form 10-K.



                                    /s/ KPMG Peat Marwick LLP


Los Angeles, California
February 4, 1998